UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 28, 2010
REINSURANCE GROUP OF AMERICA, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)
1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (636) 736-7000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On February 1, 2010, Reinsurance Group of America, Incorporated (the “Company”) issued (1) a press release announcing its earnings for the three-month period ended December 31, 2009, and providing certain additional information, a copy of which is furnished with this report as Exhibit 99.1, and (2) a Quarterly Financial Supplement for the quarter ended December 31, 2009, a copy of which is attached hereto as Exhibit 99.2. The press release also notes that a conference call will be held on February 2, 2010 to discuss the financial and operating results for the three-month period ended December 31, 2009. The press release and Quarterly Financial Supplement are furnished and are not filed pursuant to Instruction B.2 of Form 8-K.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On February 1, 2010, the Company issued a press release announcing that on January 28, 2010, Fred Sievert, retired president of New York Life Insurance Company was elected to the Board of Directors and appointed to the Compensation Committee and the Nominating and Corporate Governance Committee of RGA’s Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1.
The Company is not aware of any transactions, proposed transactions, or series of either to which the Company or any of its subsidiaries was or is to be a participant since January 1, 2008, in which the amount involved exceeds $120,000 and in which Mr. Sievert had, or will have, a direct or indirect material interest.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits. The following documents are filed as exhibits to this report:

Exhibit No.	Exhibit
99.1	Press Release of Reinsurance Group of America, Incorporated dated February 1, 2010
99.2	Quarterly Financial Supplement for the quarter ended December 31, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
REINSURANCE GROUP OF AMERICA,
INCORPORATED

Date: February 1, 2010	By:	/s/ Jack B. Lay
Jack B. Lay
Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 1, 2010

99.2	Quarterly Financial Supplement for the quarter ended December 31, 2009